EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
General Communication, Inc.:


        We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 1996 (except for Note 13, as to which the date is March 14, 1996), with respect to the financial statements of the Alaskan Cable Network included in the Proxy Statement of General Communication, Inc. that is made a part of the Registration Statement
(Form S-4 No. 33-          ) and Prospectus of General  Communication,  Inc. for
the registration of its common stock.



                                                   ERNST & YOUNG LLP


                                                         /S/




Woodland Hills, California
September 30, 1996




                                                         REGISTRATION STATEMENT
                                                                         II-630